ADMINISTRATIVE SERVICES AGREEMENT


      ADMINISTRATIVE SERVICES AGREEMENT, dated as of February 27, 1998 (the "Agreement"), is entered into between Foamex L.P., a Delaware limited partnership ("Foamex") and General Felt Industries, Inc., a Delaware corporation ("GFI").

      WHEREAS, Foamex has agreed to provide GFI with certain administrative and related services after the date hereof in exchange for certain fees.

      NOW, THEREFORE, in consideration of the premises contained herein and the mutual benefits to be derived from this Agreement, Foamex agrees with GFI as follows:

      SECTION 1:  COVERED SERVICES.

            (a) Foamex will provide to GFI certain administrative services (the "Covered Services") with respect to its business for the term of this Agreement, such Covered Services to be identical to those administrative services provided by Foamex to GFI prior to the date hereof, with such modifications thereto upon which the parties shall mutually agree.

            (b) The Covered Services will be provided in substantially the same manner and on substantially the same basis (including as to timeliness) as Foamex has provided to GFI prior to the date hereof, with such modifications thereto upon which the parties shall mutually agree. GFI will provide to Foamex, in a timely manner, the information reasonably necessary and appropriate to enable Foamex to perform the Covered Services.

            (c) The price for the Covered Services will be equal to (i) Foamex's expenses in providing such services, including without limitation employee compensation, occupancy, utility, legal and accounting expenses, and
(ii) such additional amount as Foamex and GFI shall agree upon from time to time in consideration of Foamex arranging with third parties for the provision of services hereunder. Foamex will promptly invoice GFI, generally on the tenth business day of each month, for the charges incurred by GFI during the previous month. Each invoice shall describe in reasonable detail the services upon which the amount to be charged is based and Foamex's expenses in providing such services. GFI will remit to Foamex the amount of each such invoice at the address shown thereon within twenty (20) days of the date thereof.

      SECTION 2: TERM OF THE AGREEMENT. This Agreement will become effective on the date hereof and continue in force and effect until December 31, 2004 (unless terminated earlier

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pursuant to this Section 2), and shall thereafter continue from year to year until terminated pursuant to this Section 2. Foamex and GFI each have the right to terminate the Covered Services (or any portion thereof) by giving at least thirty (30) days written notice to the other party prior to the end of a calendar year.

      SECTION 3:  LIABILITY AND INDEMNIFICATION.

            (a) Foamex shall not be liable for monetary or other damages to GFI for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission in connection with the Covered Services, if Foamex acted in good faith without fraud, gross negligence, or willful misconduct. Foamex may perform any of the duties imposed upon it hereunder either directly or through agents. Foamex shall not be responsible for any act of any such agent appointed by it in good faith and without gross negligence including, without limitation, any willful misconduct or gross negligence on the part of any such agent.

            (b) GFI shall and does hereby indemnify Foamex from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the provision of Covered Services as set forth in this Agreement, including, without limitation, any claim that Foamex is liable to any trade creditor of GFI as the result of a course of dealing or otherwise, in which Foamex may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that the act or omission of Foamex was committed with fraud, gross negligence, or willful misconduct.

          SECTION 4: CONFIDENTIALITY. If in connection with the performance of this Agreement one party gives to the other party certain information which it declares to be confidential, the receiving party undertakes not to disclose such information to any third party during the term of this Agreement and for a period of one (1) year following the date of termination. Such information will be disclosed in writing, or if disclosed orally, will be described in a writing delivered to the other party within thirty (30) days of its initial disclosure. The confidential obligations provided for in this Section 4 shall not apply to information which: (i) can be reasonably shown to have been in the possession of the party receiving the information or any of its affiliates as of the date of receipt; or (ii) is disclosed to the receiving party by a third party which has a legal right to make such disclosure; or (iii) was in the public domain or generally available as of the date of disclosure through no fault of the receiving party.


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      SECTION 5:  MISCELLANEOUS.

            (a) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one (1) business day after the date sent to the recipient by reputable express courier service (charges prepaid) or (d) seven (7) business days after the date mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the parties at the addresses indicated below:

                  If to Foamex:             Foamex L.P.
                                            1000 Columbia Avenue
                                            Linwood, PA 19061
                                            Attention:  George L. Karpinski
                                            Facsimile No. (610) 859-3032

                  With a copy               Willkie Farr & Gallagher
                  (which shall              153 E. 53rd Street
                  not constitute            New York, NY 10022
                  notice) to:               Attention: Jack H. Nusbaum
                                            Facsimile No. (212) 821-8111

                  If to GFI:                General Felt Industries, Inc.
                                            1000 Columbia Avenue
                                            Linwood, PA 19061
                                            Attention:  Terry Kall
                                            Facsimile No. (610) 859-2946

                  With a copy               Willkie Farr & Gallagher
                  (which shall              153 E. 53rd Street
                  not constitute            New York, NY 10022
                  notice) to:               Attention: Jack H. Nusbaum
                                            Facsimile No. (212) 821-8111

or to such other address as any party hereto may, from time to time, designate in writing.

            (b) The terms, provisions, and conditions of this Agreement may not be changed, modified, or amended in any manner except by an instrument in writing duly executed by all of the parties hereto.

            (c) (i) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be transferred or assigned by a party hereto, except (A) as provided in (ii) below, (B) with the written consent of the other party hereto, or (C) by Foamex or GFI to an affiliate or a successor to all or substantially all of such entity's business. Subject to the


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foregoing, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (ii) Notwithstanding the foregoing paragraph, GFI acknowledges that Foamex has entered into a Credit Agreement (as such agreement may be amended from time to time, the "Foamex Credit Agreement") among Foamex, certain of its affiliates, the financial institutions party thereto as "Lenders" and Citibank, N.A. and The Bank of Nova Scotia as agents and consents to Foamex granting a security interest to the Collateral Agent (as defined in the Foamex Credit Agreement) in Foamex's rights under this Agreement.

                  (iii) Notwithstanding the foregoing paragraph, Foamex acknowledges that the proposed successor to GFI, Foamex Carpet Cushion, Inc. will enter into two issues of indebtedness, each secured by a collateral assignment of this Agreement: (i) the Credit Agreement (as such agreement may be amended from time to time, the "New GFI Credit Agreement") among Foamex Carpet Cushion, Inc., the financial institutions party thereto as "Lenders" and Citicorp USA, Inc. and The Bank of Nova Scotia as agents, and (ii) a $70.2 million promissory note (the "New GFI Note") in favor of Trace Foam LLC ("TFLLC"), which will in turn be collaterally assigned to secure the term loan facility (as such agreement may be amended from time to time, the "TFLLC Credit Agreement") among TFLLC, the financial institutions party thereto as "Lenders" and Citicorp USA, Inc. and The Bank of Nova Scotia as agents. Foamex hereby consents to such pledge and assignments.

                  (iv) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto, the Collateral Agent under the Foamex Credit Agreement and the Intercreditor Collateral Agent with respect to the New GFI Credit Agreement and the New GFI Note, respectively, as provided in paragraphs (ii) and (iii) above and their respective permitted successors and assigns.

            (d)   (i)   This Agreement shall be governed by and interpreted and
enforced in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

                  (ii) The parties shall initially attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity (each, a "Dispute").

                  (iii) If the parties are not able to settle the Dispute by direct negotiations within thirty (30) days after written notice by one party to the other of the Dispute, either party may initiate an arbitration to resolve the Dispute; the parties hereto agree that arbitration pursuant to this Section


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shall be the sole means of resolving Disputes, and that neither party shall commence any proceeding in any court or tribunal with respect to a Dispute. All such Disputes shall be arbitrated in New York, New York pursuant to the Rules of the American Arbitration Association. The arbitrators shall be selected in accordance with the rules of the American Arbitration Association, and shall be certified public accountants, attorneys or other persons, in each case, who are experienced in the management of businesses.

                  (iv) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines, which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

                  (v) No party shall be liable to pay consequential, punitive, exemplary or incidental damages to any other party for any claims related to or arising out of the performance or nonperformance of this Agreement.

            (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings between them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

            (f) For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

            (g) In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement the day and year first above written.

                                   GENERAL FELT INDUSTRIES, INC.



                                   By:  /s/ George Karpinski
                                      ----------------------------
                                      Name:  George L. Karpinski
                                      Title: Vice President


                                   FOAMEX L.P.

                                   By:  FMXI, Inc.
                                   Its: Managing General Partner



                                   By:  /s/ George Karpinski
                                      ----------------------------
                                        Name:  George L. Karpinski
                                        Title: Vice President


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